Calculation of Filing Fee Tables
S-8
NuCana plc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, nominal value 0.0004 Pounds Sterling per share	Other	505,074,969	$ 0.0054	$ 2,727,404.83	0.0001381	$ 376.65
2	Equity	Ordinary Shares, nominal value 0.0004 Pounds Sterling per share	Other	402,289,578	$ 0.0054	$ 2,172,363.72	0.0001381	$ 300.00
3	Equity	Ordinary Shares, nominal value 0.0004 Pounds Sterling per share	Other	2,570,712,186	$ 0.0005	$ 1,285,356.09	0.0001381	$ 177.51
4	Equity	Ordinary Shares, nominal value 0.0004 Pounds Sterling per share	Other	401,565,183	$ 0.0007	$ 281,095.63	0.0001381	$ 38.82
5	Equity	Ordinary Shares, nominal value 0.0004 Pounds Sterling per share	Other	3,449,571,513	$ 0.0005	$ 1,724,785.76	0.0001381	$ 238.19
6	Equity	Ordinary Shares, nominal value 0.0004 Pounds Sterling per share	Other	12,670,786,571	$ 0.00038752	$ 4,910,183.21	0.0001381	$ 678.09
Total Offering Amounts:						$ 13,101,189.24		$ 1,809.26
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,809.26
Offering Note
[1]	(1) These ordinary shares, nominal value 0.0004 Pounds Sterling per share ("Ordinary Shares") of NuCana plc (the "Registrant"), may be represented by the Registrant's American Depositary Shares ("ADSs"), each of which represents five thousand Ordinary Shares. The Registrant's ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6POS (File No. 333-286737). (2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional Ordinary Shares of the Registrant, which may be subject to grant or otherwise issuable after the operation of any share split, share dividend, recapitalization or other similar transaction and any other provisions of the NuCana BioMed Limited 2016 Share Option Scheme (Including Enterprise Management Incentives & Incentive Stock Options), as amended (the "2016 Share Option Scheme"). (3) Represents 505,074,969 Ordinary Shares that may become issuable under the 2016 Share Option Scheme upon the exercise of options granted to officers, directors, employees, and consultants in June 2025 (the "First June 2025 Options") pursuant to the terms of the 2016 Share Option Scheme. (4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per Ordinary Share and the aggregate offering price for Ordinary Shares issuable upon the exercise of the First June 2025 Options are based upon $0.0054, which is the exercise price for the First June 2025 Options, which is expressed in U.S. dollars based on a foreign exchange rate of 1.00 Pound Sterling=$1.3465 for British pounds sterling on June 20, 2025, the grant date of the First June 2025 Options.

[2]	(1) These Ordinary Shares of the Registrant may be represented by the Registrant's ADSs, each of which represents five thousand Ordinary Shares. The Registrant's ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6POS (File No. 333-286737). (2) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional Ordinary Shares of the Registrant, which may be subject to grant or otherwise issuable after the operation of any share split, share dividend, recapitalization or other similar transaction and any other provisions of the NuCana plc 2020 Long-Term Incentive Plan, as amended (the "2020 Plan"). (3) Represents 402,289,578 Ordinary Shares that may become issuable under the 2020 Plan upon the exercise of options granted to officers, directors, employees, and consultants in June 2025 (the "Second June 2025 Options") pursuant to the terms of the 2020 Plan. (4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per Ordinary Share and the aggregate offering price for Ordinary Shares issuable upon the exercise of the Second June 2025 Options are based upon $0.0054, which is the exercise price for the Second June 2025 Options, which is expressed in U.S. dollars based on a foreign exchange rate of 1.00 Pound Sterling=$1.3465 for British pounds sterling on June 20, 2025, the grant date of the Second June 2025 Options.

[3]	(1) These Ordinary Shares of the Registrant may be represented by the Registrant's ADSs, each of which represents five thousand Ordinary Shares. The Registrant's ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6POS (File No. 333-286737). (2) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional Ordinary Shares of the Registrant, which may be subject to grant or otherwise issuable after the operation of any share split, share dividend, recapitalization or other similar transaction and any other provisions of the 2020 Plan. (3) Represents 2,570,712,186 Ordinary Shares that may become issuable under the 2020 Plan upon the exercise of options granted to officers, directors, employees, and consultants in June 2025 (the "Third June 2025 Options") pursuant to the terms of the 2020 Plan. (4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per Ordinary Share and the aggregate offering price for Ordinary Shares issuable upon the exercise of the Third June 2025 Options are based upon $0.0005, which is the exercise price for the Third June 2025 Options, which is expressed in U.S. dollars based on a foreign exchange rate of 1.00 Pound Sterling=$1.3465 for British pounds sterling on June 20, 2025, the grant date of the Third June 2025 Options.

[4]	(1) These Ordinary Shares of the Registrant may be represented by the Registrant's ADSs, each of which represents five thousand Ordinary Shares. The Registrant's ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6POS (File No. 333-286737). (2) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional Ordinary Shares of the Registrant, which may be subject to grant or otherwise issuable after the operation of any share split, share dividend, recapitalization or other similar transaction and any other provisions of the 2020 Plan. (3) Represents 401,565,183 Ordinary Shares that may become issuable under the 2020 Plan upon the exercise of options granted to officers, directors, employees, and consultants in January 2026 (the "First January 2026 Options") pursuant to the terms of the 2020 Plan. (4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per Ordinary Share and the aggregate offering price for Ordinary Shares issuable upon the exercise of the First January 2026 Options are based upon $0.0007, which is the exercise price for the First January 2026 Options, which is expressed in U.S. dollars based on a foreign exchange rate of 1.00 Pound Sterling=$1.3443 for British pounds sterling on January 14, 2026, the grant date of the First January 2026 Options.

[5]	(1) These Ordinary Shares of the Registrant may be represented by the Registrant's ADSs, each of which represents five thousand Ordinary Shares. The Registrant's ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6POS (File No. 333-286737). (2) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional Ordinary Shares of the Registrant, which may be subject to grant or otherwise issuable after the operation of any share split, share dividend, recapitalization or other similar transaction and any other provisions of the 2020 Plan. (3) Represents 3,449,571,513 Ordinary Shares that may become issuable under the 2020 Plan upon the exercise of options granted to officers, directors, employees, and consultants in January 2026 (the "Second January 2026 Options") pursuant to the terms of the 2020 Plan. (4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per Ordinary Share and the aggregate offering price for Ordinary Shares issuable upon the exercise of the Second January 2026 Options are based upon $0.0005, which is the exercise price for the Second January 2026 Options, which is expressed in U.S. dollars based on a foreign exchange rate of 1.00 Pound Sterling=$1.3443 for British pounds sterling on January 14, 2026, the grant date of the Second January 2026 Options.

[6]	(1) These Ordinary Shares of the Registrant, may be represented by the Registrant's ADSs, each of which represents five thousand Ordinary Shares. The Registrant's ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6POS (File No. 333-286737). (2) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional Ordinary Shares of the Registrant, which may be subject to grant or otherwise issuable after the operation of any share split, share dividend, recapitalization or other similar transaction and any other provisions of the 2020 Plan. (3) Represents 12,670,786,571 Ordinary Shares that may become issuable under the 2020 Plan pursuant to the terms of the 2020 Plan. (4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the 2020 Plan are based on the average of the high and the low price of the Registrant's ADSs ($1.9376) as reported on The Nasdaq Capital Market as of a date (March 16, 2026) within five business days prior to filing this Registration Statement, divided by 5,000, the then Ordinary Share-to-ADS ratio.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources